EXHIBIT 32.1—SECTION 1350 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

        In connection with the Annual Report of Ticketmaster Entertainment LLC (the "Company") on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael Rapino, President and Chief Executive Officer of Live Nation Entertainment, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          1.     The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

          2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 25, 2010
By:	/s/ MICHAEL RAPINO Michael Rapino President and Chief Executive Officer Live Nation Entertainment, Inc.*

*
Mr. Rapino, as Chief Executive Officer of the Company's parent, Live Nation Entertainment, Inc. performs the function of Chief Executive Officer of the Company.